                                                                    EXHIBIT 3(c)





                          CERTIFICATE OF AMENDMENT OF
                          ---------------------------

                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------

                                       OF
                                       --

                            OXIS INTERNATIONAL, INC.
                            ------------------------



     OXIS International, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a duly called meeting of the Board of Directors or by a unanimous written consent of the directors, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

          "RESOLVED that the Restated Certificate of Incorporation of this corporation, OXIS International, Inc., a Delaware corporation (the "Company") be amended as follows:

     1. Section B.2(b) of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (the "Series B Certificate") is hereby amended to read in its entirety as follows:

     "(b) The number of directors shall be set as provided in the Bylaws of the Corporation. So long as any shares of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock outstanding shall vote together with the Common Stock as a single class with respect to the election of directors."

     2. Section B.2(c) of the Series B Certificate is hereby deleted in its entirety."

     SECOND: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware and Section B.5 of the Corporation's Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

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     IN WITNESS WHEREOF, the Corporation has caused this Amendment of its
Restated Certificate of Incorporation to be duly executed by its Chairman of the Board and attested to by its Secretary this ____ day of January, 1996.

                               OXIS INTERNATIONAL, INC.


                               By:  /s/ Ray R. Rogers
                                    -----------------
                                    Ray R. Rogers
                                    Chairman of the Board
ATTEST:


/s/ Jon S. Pitcher
------------------
Jon S. Pitcher
Secretary

15820/014/107077.

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